EXHIBIT 10.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-116429), pertaining to On Track Innovations Ltd.‘s 2001 Share Option Plan, 2001 Employee Share Purchase Plan and 1995 Share Option Plan, Forms F-3 (File Nos. 333-111770, 333-115953 and 333-121316) of On Track Innovations Ltd. and its subsidiaries of our report dated March 25, 2005 with respect to the consolidated balance sheets of On Track Innovations Ltd. and its subsidiaries (the “Company”) as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for the year then ended included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2004.

Somekh Chaikin

A member of KPMG International

Tel Aviv, May 1, 2005

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